AGREEMENT FOR PROFESSIONAL CONSULTING SERVICES

     THIS AGREEMENT made this 7th day of May, 1997, between Intraco Systems, Inc, (a Florida corporation), having its principal places of business at 1356 NW 2nd Ave, Boca Raton Florida 33432, (hereinafter referred to as the "Client" or "Company"), and Vestar Capital Corporation, a California Corporation, having its principal place of business at 2158 Montgomery Ave, Cardiff CA 92007 (hereinafter referred to as "Consultant").

      1. Term of Contract. This Agreement will become effective on May 7, 1997 and will continue in effect until the services provided for herein have been performed or until terminated as provided for herein. The term of this agreement may be terminated by Consultant or the Company with thirty days notice. If said termination occurs, all amounts due and owing Consultant, its agents, and third parties shall be immediately due and payable.

     2. Specific Services. Consultant agrees to perform the following services associated with this Agreement:
          A. To render professional advice, and to provide organization and strategic planning to the Client. Consultant shall coordinate the reorganization of Client, as to its present business matters, business structure and organization, organize diligence and promotional materials as well as oversee the completion of Client's business plan, create an investment summary and analyze and identify potential acquisitions.

          B. Any investment related document(s) will be prepared primarily by Consultant with the guidance and final approval of Client's Legal Counsel. The legality and suitability of disclosure represented in any capital raising document is to be approved by the Client's Legal Counsel before presentation to any potential investor. Furthermore, Client takes sole responsibility for all such materials, representations and/or omissions contained within.

          C. To develop and coordinate the production of a marketing plan for the Client's securities. It is understood that the Consultant will specifically not be involved with the sales or brokering of any securities at any time and that the Consultant nor any of Consultant's employees or principals are NASD Licensed individuals or firms.

          D. Client acknowledges and agrees that Consultant makes no express or implied guarantee regarding the successful outcome of any effort on behalf of the Client under this Agreement.

     5.  Method of Performing Services.   Consultant will determine the
method, details, and means of performing the above-described services.

     6. Compensation. Client agrees to pay for the services set forth herein as follows:

A) Three Thousand Dollars to be paid on the date of signing of this contract and upon the same date of each calendar month until March 1, 1998 or upon the expiration of this Agreement (see Item One above).

   One Thousand Six Hundred Fifty Dollars per week after March 1, 1998 or until the expiration of this Agreement (see Item One above).

               Upon the signing of this Agreement, Common Stock will be issued to Consultant to equal 9.9% of all outstanding common stock, fully diluted, after the issuance of this stock to Consultant.

      Warrants will be issued to Consultant such that a 9.9% interest of all outstanding common stock, fully diluted, will be maintained for a period of three years from this agreement. The strike price of these warrants will begin at Ten Cents ($0.10) per share and increase to equal the market price or fair trading price as may be determined by the Company at the time of issuance. But in no event will be more than 100% of the last traded price of the Client's Common Stock.

     In addition, Client agrees to pay any and all out-of-pocket costs and expenses incurred by Consultant on behalf of Client in connection with the services described in this Agreement. Said expenses include, but are not limited to: travel, telephone, facsimile, meals and lodging as well as any miscellaneous expenses related to the project.

EXPENSES ARE NOT TO EXCEED $300 IN ANY MONTHLY PERIOD WITHOUT PRIOR WRITTEN AUTHORIZATION BY CLIENT.

 Statements regarding all costs and expenses shall be invoiced no later than thirty (30) days and will be due and payable upon five (5) days from receipt unless other arrangements have been made with Consultant.

TERMS OF PAYMENT:

          $3,300 Upon Execution (Includes $300 retainer against expenses) Monthly payments as stipulated in paragraph 6 above.

     Payment. Client shall make payments to Consultant and deliver by mail or other courier service to Consultant at: Vestar Capital Corporation, 2158 Montgomery Ave, Cardiff CA 92007 or as stipulated by Consultant. Consultant shall supply billing statements to Client every thirty (30) days for its service s, costs, and expenses, as well as for any outside professionals or experts. Payment regarding said statements shall be due and payable within five (5) days of receipt by Client. Any objections regarding billing statements by the Client must be in writing and delivered to Consultant no later than five (5) days of receipt.

     7. Hours During Which Services May Be Performed. Consultant agrees to perform the above-described services on either Client's or Consultant's premises, during regular business hours. Said business hours shall be determined but the location of the premises where services are performed.

     8. Tools and Instrumentalities. Consultant will supply all tools and instrumentalities required to perform the services under this Agreement. This does not however include the documentation, reports, or corporate records to be supplied by Client.

          9. Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant without prior written notice to Client. Consultant reserves the right to assign and/or transfer upon notice to Client, the rights, interests and responsibilities represented by Consultant in this Agreement provided that the principles of the Consultant's firm remain as such. Consultant's or Client's rights and obligations under this Agreement will inure to the benefit of and be binding upon Consultant's and Client's successors and assigns.

     10. Cooperation of Client. Client agrees to comply with all reasonable, requests of Consultant and provide access to all documents necessary to the performance of Consultant's duties under this Agreement.

     11. Place of Work. Client agrees to furnish space on Client's premises for use by Consultant while performing the above-described services, if applicable.

     12. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way,

     13. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof will be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     14. Attorney Fees.   If any action at law or in equity, including an
action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney fees, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

     15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, venue of Palm Beach County.

     16. Notices. All notices between the parties shall be in writing and shall be deemed served when personally delivered to a party, or when deposited in the United States mail (or other courier service) certified, first class, postage prepaid, addressed to the party at the parties principal place of business or to the address specified by the parties within this Agreement; or, in the alternative, notices may be hand-delivered to each party with each party signing a written receipt of notice.

     17. Termination. In the event of a death, disability or other condition (i.e. insolvency or bankruptcy) which would prevent Consultant from completing its obligation(s) under said Agreement, any amounts outstanding or balances owing on this contract described herein, shall become immediately due and payable in full at the time of notice of such event.

     18. Termination for Cause. Client and Consultant hereby agree that the following causes of action fro termination shall become and remain effective form the date of execution of this Agreement:

     A. If during the term of this agreement, it is discovered by Consultant that any information or documentation supplied to Consultant is either misleading, substantially inaccurate or involve the possibility of a criminal offense.

     B. If payment for services is not promptly paid in accordance to the terms of this Agreement; this shall be cause for termination of this Agreement by Consultant, unless other arrangements have been made in writing between Consultant and Client.

     19. Termination by Client. Client may, upon giving thirty (30) days notice to Consultant, cancel this Agreement for a good cause if it is found by Client that Consultant and/or his agents are not acting in the best interest of the Client's business.

     If said termination by the Client occurs on or before the expiration of this Agreement, paragraph 14 contained herein shall still be the governing body as to any dispute between the parties. Further, if said termination occurs, all expense amounts accrued, due and owing to Consultant, his agents, and third parties shall be immediately become due and payable. In any event, all securities allocated to Consultant shall be deemed vested and non-refundable.

      20. Miscellaneous. Client and Consultant hereby agree that, during the term of this Agreement, Client will supply to Consultant and to the selected accounting firm, monthly unaudited financial statements by the tenth day following the month for which they are due (i.e., for the month of December, the December statement will be due no later than January 10th).

      21. Indemnification. (a) The Company, its Officers and Board of Directors, irrevocably covenants, promises and agrees to indemnify Consultant, its agents and any third parties and to hold Consultant, its agents and any third parties associated with this project harmless from any liabilities which may arise in the course of the term of this Agreement, against any and all losses, claims, expenses, suffering, damages, costs, demands or liabilities, joint or several, of whatever kind or nature which Consultant, its agents or third parties may become subject arising out of or relating in any way to the company, including without limitation, in each case attorney's fees, costs and expenses actually incurred in defending against or enforcing and such losses, claims, expenses, suffering, damages or liabilities, incurred by Consultant, its agents or third parties by reason of any negligence, malfeasance, misstatements or omissions to state material facts in connection with the work contemplated for Client or any other action which may be brought or instituted against the Company, its agents or third parties with respect to the performance of Consultant's duties pursuant to this Agreement..

     The Consultant irrevocably covenants, promises and agrees to indemnify the Company, its officers and directors, its agents and any third parties and to hold the Company and such persons, its agents and any third parties associated with this project harmless from any liabilities which may arise in the course of the term of this Agreement, against any and all losses, claims, expenses, suffering, damages, costs, demands or liabilities, joint or several, of whatever kind or nature which the Company and such persons, its agents or third parties may become subject arising out of or relating in any way to the company, including without limitation, in each case attorney's fees, costs and expenses actually incurred in defending against or enforcing and such losses, claims, expenses, suffering, damages or liabilities, incurred by the Company, its officers and directors, its agents or third parties by reason of any negligence, malfeasance, misstatements or omissions to state material facts in connection with the work performed by Consultant or any other action which may be brought or instituted against the Company, its officers and directors, its agents or third parties with respect to the performance of Consultant's duties pursuant to this Agreement.

     This indemnification, however, will not extend to deliberate acts performed by its agents, or third parties which are knowing and willful acts intended to be misstatements or material fact non-disclosures or are criminal acts in nature.

     22. Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Consultant for Client and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever.

     Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties.

EXECUTED at Boca Raton, Florida on the date and year first above written,

Client:_______________________     Consultant: ________________________
Jack Berger, President     George M. Ecker, President
Intraco Systems, Inc.,       Vestar Capital Corporation,
a Florida Corporation                a California Corporation


Notice of Assignment

Vestar Capital Corporation, a California Corporation, ("Consultant") as Consultant to Intraco Systems Inc., a Florida Corporation ("Intraco") hereby gives notice to Intraco of full assignment of that certain agreement entitled "AGREEMENT FOR PROFESSIONAL CONSULTING SERVICES" signed May 7, 1997 between Vestar Capital Corporation , a California Corporation and Intraco.

Full assignment of the rights, interests and responsibilities as represented are hereby assigned and transferred from Vestar Capital Corporation, a California Corporation to Vestar Capital Corporation, a Florida Corporation as of July 18th, 1998.

Acknowledged and Accepted:

Jack S. Berger
President Intraco Systems, Inc.
A Florida Corporation


George M. Ecker, President
Vestar Capital Corporation,
A Florida Corporation


                    ADDENDUM TO CONTRACT


This addendum, upon mutual acceptance witnessed by the signatures of the parties below, hereby modifies that "AGREEMENT FOR PROFESSIONAL CONSULTING SERVICES" (the "Agreement") signed May 7th, 1997 by and between Intraco Systems, Inc. ("Intraco") a Florida Corporation and Vestar Capital Corporation ("Vestar") a Florida Corporation and will be appended to and become a part of the Agreement.

WHEREAS it is considered to be in the mutual best interest of both parties, they hereby agree to modify Section 6 (D) "Compensation" such that Vestar will receive warrants to purchase Intraco common stock under the following terms and conditions:

     Shares allowed to purchase     Strike Price of Shares     Exercisable
     150,000 shares                         $0.25                5 years
Upon issuance of these warrants, it is agreed that Intraco will have met the full intention and obligation of the Agreement, Vestar will become subject to dilution along with all other shareholders and this section of the Agreement will be canceled.

It is further agreed that Vestar has piggyback rights to the first registration of the Company's common stock that will include all common stock issued to Vestar as well as underlying common stock sufficient to exercise the above referenced warrants. Such registration rights will not be subject to further lockup or restriction as imposed by the Company.

Agreed to this 1st day of November, 1998.

________________________________                ______________________________
Jack S. Berger, President                  George M. Ecker. President
Intraco Systems, Inc.                  Vestar Capital Corporation
A Florida Corporation                  A Florida Corporation